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                                                                    EXHIBIT 23.3

                      [RADER, FISHMAN & GRAUER LETTERHEAD]


                                              VIA FACSIMILE AND FIRST CLASS MAIL

                               February 10, 2000


Mr. Jeffrey S. Williams
President
Genomic Solutions, Inc.
4355 Varsity Drive
Ann Arbor, Michigan 48108


         Re:      Consent of Rader, Fishman & Grauer PLLC

Dear Mr. Williams:

         We hereby consent to the use of this firm's name wherever it appears in Genomic Solutions, Inc.'s Form S-1 Registration Statement to be dated February 11, 2000.

                               Very truly yours,

                          RADER, FISHMAN & GRAUER PLLC

                               /s/ James F. Kamp

                                 James F. Kamp

JFK/jk
Cc: Joseph V. Coppola, Esq.
    Gary A. Kendra, Esq.